Exhibit 10.3

EXECUTION VERSION

Incremental Joinder Agreement, First Amendment to Amended and Restated Second Lien Credit Agreement and Waiver

THIS INCREMENTAL JOINDER AGREEMENT, FIRST AMENDMENT TO AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT AND WAIVER, dated as of September 11, 2015 (this “Agreement”), by and among DARBY CREEK LLC, LEHIGH RIVER LLC, LOCUST STREET FUNDING LLC and FS INVESTMENT CORPORATION III (each, an “Additional Commitment Lender”), the other Lenders party hereto, SEQUENTIAL BRANDS GROUP, INC., a Delaware corporation (the “Borrower”), and the Required Lenders under the Credit Agreement referenced below and acknowledged by Wilmington Trust, National Association, in its capacity as Administrative Agent and Collateral Agent (the “Agent”), under that certain Amended and Restated Second Lien Credit Agreement, dated as of April 8, 2015 (as amended hereby and as may be further amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

RECITALS:

WHEREAS, subject to the terms and conditions of Section 2.14 of the Credit Agreement, the Borrower may obtain additional Loans by entering into one or more joinder agreements (as more specifically described in Section 2.14(e) of the Credit Agreement) with the Agent and the Additional Commitment Lenders; and

WHEREAS, the Additional Commitment Lenders have agreed to provide such additional Loans (collectively, the “Additional Term Loan”) which will be added to and become part of the outstanding Loans in existence on the First Amendment Effective Date (as defined below).

WHEREAS, the Loan Parties have requested that the Required Lenders: (a) amend certain provisions of the Credit Agreement; and (b) waive (i) the requirements for any notice time period set forth in Section 2.14 of the Credit Agreement and (ii) the requirement for Agent and the Arranger consent for commitments less than the $5,000,000 minimum commitment requirement set forth in the proviso of Section 2.14(c) of the Credit Agreement, in each case of (i) and (ii) above, solely in connection with the Additional Term Loan to be made on the First Amendment Effective Date (collectively, the “Waived Requirements”); and

WHEREAS, the Agent, the Arranger and the Required Lenders are willing make such amendments to the Loan Agreement and grant such waivers, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Commitment.

a. Each Additional Commitment Lender party hereto hereby agrees to commit to provide its respective portion (its “Additional Term Loan Commitment”) of the Additional Term Loan as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth in this Agreement.

b. Each Additional Commitment Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type, (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.	Upfront Structuring Fees. The Borrower agrees to pay (or cause to be paid) on First Amendment Effective Date to each Additional Commitment Lender, or one of its Affiliates, the upfront structuring fees set forth in that certain Incremental Fee Letter, dated the date hereof, by and among the Borrower and the Additional Commitment Lenders (the “Incremental Fee Letter”).

3.	Proposed Borrowing. This Agreement represents the Borrower’s request to borrow the Additional Term Loan from the Additional Commitment Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Increase Effective Date (as defined in Section 2.14 of the Credit Agreement): September 11, 2015

b.	Amount of Proposed Borrowing: $56,000,000.00

4.	New Lenders. Each Additional Commitment Lender not already a Lender under the Credit Agreement acknowledges and agrees that upon its execution of this Agreement and the making of its portion of the Additional Term Loan that such Additional Commitment Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

5.	Credit Agreement Governs. The Additional Term Loan shall (a) constitute a Loan for all purposes of the Credit Agreement and the other Loan Documents, and (b) be subject to the same terms and provisions in the Credit Agreement and the other Loan Documents applicable to the Loans in existence and outstanding immediately prior to the First Amendment Effective Date.

6.	Amendments to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by:

(a) inserting the following definitions in appropriate alphabetical order:

““First Amendment Effective Date” means September 11, 2015.”;

““Joe’s Jeans Acquired Brands” means certain intellectual property assets used or held prior to the First Amendment Effective Date for use in the business of Joe’s Jeans, Inc., a Delaware corporation, and certain of its subsidiaries and affiliates operated under the brand names “Joe’s Jeans” and certain other brands and certain other assets as more fully described in the Joe’s Jeans Acquisition Agreement, to be owned on and after the First Amendment Effective Date by Joe’s Holdings LLC, a Delaware limited liability company, pursuant to the terms of the Joe’s Jeans Acquisition Agreement.”;

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““Joe’s Jeans Acquisition” means the acquisition of the Joe’s Jeans Acquired Brands pursuant to the Joe’s Jeans Acquisition Agreement.”;

““Joe’s Jeans Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of September 8, 2015 by and among Joe’s Jeans Inc., Joe’s Holdings LLC and the Borrower.”;

(b) deleting the following parenthetical and the text contained therein) from clause (b) of the definition of “Change of Control”:

“(excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors)”; and

(c) deleting clause (u) of the definition of “Permitted Investment” in its entirety and replacing it with the following in lieu thereof:

“(u) From the period beginning on the First Amendment Effective Date and ending on December 31, 2015, Investments by the Borrower and its Subsidiaries not otherwise permitted under this definition of “Permitted Investments” in an aggregate amount not to exceed $15,000,000; provided that, with respect to each Investment made pursuant to this clause (u): (i) such Investment shall be in property that is part of, or in a Person that engages in, lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course; (ii) any determination of the amount of such Investment shall include all cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and (iii) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and”;

7.	Amendment to Section 2.14 of the Credit Agreement. Section 2.14 of the Credit Agreement is hereby amended by replacing the reference to “$40,000,000” in clause (a) of such Section 2.14 with the following: “$56,000,000”.

8.	Amendment to Schedule 2.01(c) of the Credit Agreement. Upon the funding of the Additional Term Loan, Schedule 2.01(c) of the Credit Agreement shall be hereby amended and restated by replacing such schedule with Schedule 2.01(c) annexed hereto, which in Part III thereof, reflects the new “Applicable Percentages” of each Lender (including the Additional Commitment Lenders) after giving effect to the funding of the Additional Term Loan.

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9.	Eligible Assignee. By its execution of this Agreement, each Additional Commitment Lender not already a Lender under the Credit Agreement represents and warrants that it is an Eligible Assignee.

10.	Notice. For purposes of the Credit Agreement, the initial notice address of each Additional Commitment Lender not already a Lender under the Credit Agreement shall be as set forth below its signature.

11.	Use of Proceeds. Notwithstanding anything in Section 7.11 of the Credit Agreement to the contrary, the Required Lenders and the Additional Commitment Lenders hereby agree that (a) up to $10,000,000 of the proceeds of the Additional Term Loan made on the First Amendment Effective Date (i) may be used by the Borrower, solely with respect to Investments permitted under clause (u) of the definition of “Permitted Investments” in the Credit Agreement, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or (ii) otherwise, shall be used for general corporate purposes to the extent expressly permitted under Law and the Loan Documents and (b) up to $46,500,000 of the proceeds of the Additional Term Loan shall be used to consummate the Joe’s Jeans Acquisition and pay the related expenses and fees.

12.	Availability of Incremental Facility. The parties hereby agree that, immediately upon the funding of the Additional Term Loan, the amount available to the Borrower under Section 2.14(a) of the Credit Agreement (Incremental Facility) shall be reduced to $0.

13.	Waiver.

a.	Waiver. Subject to the terms and conditions set forth herein, the Required Lenders hereby waive the Waived Requirements.

b.	Effectiveness of Waiver. The waiver set forth in this Agreement shall be effective only to the extent specifically set forth herein and shall not (i) be construed as a consent to or waiver of any other provision of the Credit Agreement or as a consent to or waiver of any breach, Default or Event of Default of the Credit Agreement and/or the other Loan Documents, except as modified or waived by this Agreement, (ii) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Credit Agreement and/or the other Loan Documents, except as specifically modified or waived by this Agreement, (iii) be deemed a consent to or waiver of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement and/or the other Loan Documents, or (iv) except as waived hereunder, be deemed or construed to be a consent, waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

14.	Closing Conditions. This Agreement shall become effective as of September 11, 2015 (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Required Lenders and the Additional Commitment Lenders):

a.	Executed Agreement. The Agent shall have received a copy of this Agreement duly executed by each of the Loan Parties, the Additional Commitment Lenders and the Required Lenders.

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b.	Incremental Fee Letter. The Additional Commitment Lenders shall have received a copy of the Incremental Fee Letter duly executed by the Borrower and the other parties thereto.

c.	Amendment to Security Agreement. The Agent shall have received a copy of that certain Amendment to Security Agreement, dated as of the date hereof, duly executed by the Loan Parties and the Agent (“Security Agreement Amendment”).

d.	[Reserved].

e.	[Reserved].

f.	First Lien Credit Agreement Documents; Funding. (i) The Agent shall have received a duly executed copy of that certain Limited Consent and Waiver relating to the Second Amended and Restated First Lien Credit Agreement, dated as of September 11, 2015, by and among, the Loan Parties, the First Lien Agent and the required lenders under the First Lien Credit Agreement, which shall be in form and substance reasonably satisfactory to the Required Lenders and (ii) the First Lien Agent shall have funded, or substantially simultaneously with the funding of the Additional Term Loan hereunder shall fund, a revolving loan under the First Lien Credit Agreement in an amount equal to $18,000,000.

g.	Borrower’s Closing Certificate. The Agent shall have received a duly executed copy of a certificate which, among other things, (i) shall contain (A) certifications of the type described in Section 2.14(e)(i) of the Credit Agreement, (B) a certification in respect of the closing conditions set forth in clauses (f), (k), (l) and (m) of this Section 14 shall have been met or satisfied as of the First Amendment Effective Date and (C) a certification that after giving effect to the Joe’s Jeans Acquisition and the transactions contemplated hereunder, the Loan Parties and their subsidiaries on a consolidated basis are Solvent and (ii) shall attach a certified copy of the fully executed Joe’s Jeans Acquisition Agreement (and all schedules, exhibits and annexes attached thereto) and any permitted amendment or supplement thereto, executed by the parties thereto, which certificate shall be in form and substance reasonably satisfactory to the Required Lenders and the Additional Commitment Lenders.

h.	Organization Documents. The Agent shall have received (i) customary bring-down certifications that none of the certificates of resolution or other action, incumbency certificates and Organization Documents for any Loan Party delivered to the Agent on April 8, 2015 (the “Delivery Date”), pursuant to Section 4.01(a)(iii) and (iv) of the Credit Agreement, has changed since the Delivery Date, and such certificates or Organizational Documents are in full force and effect or, to the extent such certificates or Organizational Documents were amended, restated, supplemented or modified, such amendments, restatements, supplements or modifications, as the case may be and (ii) certificates to evidence that each Loan Party (other than Bella Rose, LLC and William Rast Licensing, LLC (collectively, the “Specified California Subsidiaries”)) is in good standing in its jurisdiction of organization or formation.

i.	Opinion. The Agent shall have received an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such customary matters concerning the Loan Parties (other than Heeling Holding Corporation, Heeling Management Corp. and Heeling Sports Limited and, with respect to good standing opinions, the Specified California Subsidiaries), this Agreement and the other Loan Documents as the GSO Entities may reasonably request, in form and substance reasonably satisfactory to the Required Lenders and the Additional Commitment Lenders.

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j.	Default. Immediately before and after giving effect to this Agreement, no Default or Event of Default shall exist.

k.	Joe’s Jeans Acquisition. The Joe’s Jeans Acquisition shall have been or shall be consummated substantially simultaneously with the funding of the Additional Term Loan in accordance with the terms of the Joe’s Jeans Acquisition Agreement (the terms and conditions of which shall not be amended, modified or waived in a manner that would be materially adverse to the Lenders without the consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed)).

l.	Purchase Agreement Representations; Specified Representations. Each of (i) the representations made by or on behalf of or with respect to the Joe’s Jeans Acquired Brands in the Joe’s Jeans Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has (or an Affiliate of the Borrower has) the right (after giving effect to any applicable cure provisions) to terminate the Borrower’s (or its Affiliate’s) obligations under the Joe’s Jeans Acquisition Agreement or not consummate the Joe’s Jeans Acquisition as a result of a breach of such representations in the Joe’s Jeans Acquisition Agreement (the “Purchase Agreement Representations”) and (b) the representations and warranties contained in Sections 5.01 (except to the extent of the Specified California Subsidiaries’ failure to be in good standing as of the date hereof), 5.02(a), (b), (c) (solely as it relates to the Joe’s Jeans Acquisition Agreement) and (d), 5.04 (except to the extent of the Specified California Subsidiaries’ failure to be in good standing as of the date hereof), 5.14 (other than the representation and warranty contained in the second sentence of Section 5.14(a) of the Credit Agreement), 5.19 (except to the extent of the Specified California Subsidiaries’ failure to be in good standing as of the date hereof), 5.20 and 5.24 of the Credit Agreement (the “Specified Representations”) shall be accurate in all material respects, except that any Purchase Agreement Representations or Specified Representations subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers shall be true and correct in all respects.

m.	Filing Fees and Taxes. The Borrower shall have duly paid all filing and recording fees and taxes due and owing by the Borrower.

n.	[Reserved].

o.	Fees and Expenses. The Agent and the Arranger shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby (including the fees set forth in the Incremental Fee Letter), and King & Spalding LLP and James-Bates-Brannan-Groover-LLP shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Agreement.

15.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, any other Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

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16.	Agreements Concerning Apron Commitment Letter. In connection with the First Amendment Effective Date, each of FS Investment Corporation, Cobbs Creek LLC and FS Investment Corporation III, which are sub-advised by Affiliates of the Arranger substantially simultaneously have entered into certain stock subscription agreements with the Borrower, each dated as of the date hereof, to purchase the common stock of the Borrower in the aggregate amount of $10,000,000 subject to the terms under such stock subscription agreements. It is understood and agreed by GSO Capital Partners LP and the Borrower that upon the closing of such $10,000,000 investment under such stock subscription agreements, the “GSO Equity Investment” referenced to and as defined in that certain commitment letter, dated June 22, 2015, by and between the Borrower and the Arranger (the “Apron Commitment Letter”) shall deem to have been consummated for all purposes of the Apron Commitment Letter, and the applicable condition precedent in respect of “GSO Equity Investment” set forth in the “Conditions to Closing” section thereof shall deem to have been satisfied.

17.	Post-Closing Covenants.

a.	On or before the date that is 15 Business Days following the First Amendment Effective Date (which period may be extended with the consent of the GSO Entities), the Agent shall have received customary lien searches for the Loan Parties and the Joe’s Jeans Acquired Brands requested by the Arranger at least 10 days prior to the First Amendment Effective Date pursuant to arrangements to be mutually agreed by the GSO Entities and Borrower.

b.	On or before the date that is 15 Business Days following the First Amendment Effective Date (which period may be extended with the consent of the GSO Entities), the Arranger (on behalf of the Lenders) shall have received all documentation and other information requested in writing by the Arranger at least 5 business days prior to the First Amendment Effective Date as being required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act pursuant to arrangements to be mutually agreed by the GSO Entities and Borrower.

c.	On or before the date that is 30 days following the First Amendment Effective Date (which period may be extended with the consent of the GSO Entities), the Borrower shall have paid the taxes owed by the Specified California Subsidiaries(in amounts approximately equal to $500 in the aggregate), and the Agent shall have received certification from the State of California that each of the Specified California Subsidiaries is in good standing in such State, pursuant to arrangements to be mutually agreed by the GSO Entities and Borrower.

The failure to perform any of the covenants in accordance with the terms thereof in this Section 17 shall constitute an Event of Default under Section 8.01(b)(i) of the Credit Agreement.

18.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

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19.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

20	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

21.	Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, including as if this Agreement was the “Agreement” referred to therein and each of the parties hereto was a party thereto.

22.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

23.	No Actions, Claims, Etc. As of the First Amendment Effective Date, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement or the other Loan Documents on or prior to the date hereof.

24.	Counterparts; Telecopy. This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract, and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

25.	Reaffirmation of Obligations. Each of the Loan Parties hereby (a) acknowledges that all Obligations in respect of the Credit Agreement constitute valid and existing Obligations under the Credit Agreement (as amended hereby) (b) acknowledges that all “Guaranteed Obligations” (as defined in the Facility Guaranty) constitute valid and existing Guaranteed Obligations of the Guarantors under the Facility Guaranty and (c) confirms that (i) the Security Documents to which it is a party and (ii) its respective pledges and grants of security interests or other similar rights or obligations, as applicable, under the Security Documents to which it is a party, remain in full force and effect notwithstanding the effectiveness of the Credit Agreement (as amended hereby). Without limiting the generality of the foregoing, each of the Loan Parties further agrees (A) that any reference to “Obligations” or “Secured Obligations” or any similar term contained in the Security Documents to which it is a party shall include, without limitation, the “Obligations” as such term is defined in the Credit Agreement (as amended hereby) and the “Guaranteed Obligations” (as defined in the Facility Guaranty) and (B) that the related pledges and grants of security contained in the Security Documents to which it is a party shall include and extend to such Obligations and Guaranteed Obligations, as applicable.

26.	Loan Documents. Each of this Agreement, the Security Agreement Amendment and the Incremental Fee Letter shall constitute a Loan Document.

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27.	Agent Authorization. The Agent is hereby authorized and directed by the Lenders to execute and deliver this Agreement and any additional Loan Documents entered into in connection with the subject matter of this Agreement (including joinder agreements and collateral documents required in connection with the assets acquired in the Joe’s Jeans Acquisition and any entities joined as a Loan Party in connection therewith), in its capacity as Agent, and, by its execution below, each of the undersigned Lenders and Additional Commitment Lenders agrees to be bound by the terms and conditions of this Agreement and such other Loan Documents. The Agent shall have all of the benefits, indemnities, powers, privileges, protections and rights contained in the Loan Agreement (including, for the avoidance of any doubt, Article IX of the Credit Agreement) in connection with acting in its capacity as Agent hereunder.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first above written.

ADDITIONAL COMMITMENT LENDERS AND REQUIRED LENDERS:	LOCUST STREET FUNDING LLC
	By:	FS Investment Corporation, as Sole Member
	By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

DARBY CREEK LLC
	By:	FS Investment Corporation II, as Sole Member
	By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

GREEN CREEK LLC
	By:	FS Investment Corporation II, as Sole Member
	By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

LEHIGH RIVER LLC
	By:	FS Investment Corporation II, as Sole Member
	By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

JUNIATA RIVER LLC
	By:	FS Investment Corporation II, as Sole Member
	By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

DUNLAP FUNDING LLC
	By:	FS Investment Corporation III, as Sole Member
	By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

	By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Signatory

[Signature Page to Incremental Joinder Agreement]

ADDITIONAL COMMITMENT LENDERS AND REQUIRED LENDERS:
FS INVESTMENT CORPORATION III
	By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

	By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Signatory

Notice Information for New Lender:

GSO CAPITAL PARTNERS LP
345 Park Avenue, 31st Floor
New York, New York 10154
Attention: Brad Colman
Telephone: (212) 503-6917
Email: Brad.Colman@gsocap.com

With copies to (such copies not to constitute notice):

FRANKLIN SQUARE CAPITAL PARTNERS
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: General Counsel
Email: Stephen.sypherd@franklinsquare.com

and

King & Spalding LLP
100 N. Tryon Street, Suite 3900
Charlotte, North Carolina 28202
Attention: W. Todd Holleman, Esq.
Telephone: (704) 503-2567
Facsimile: (704) 503-2622
Email: tholleman@kslaw.com

[Signature Page to Incremental Joinder Agreement]

BORROWER:

SEQUENTIAL BRANDS GROUP, INC.,
a Delaware corporation

By:	/s/ Gary Klein
Name:	Gary Klein
Title:	Chief Financial Officer

[Signature Page to Incremental Joinder Agreement]

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent

By: /s/ Cora Holland-Koller
Name: Cora Holland-Koller

Title: Banking Officer

[Signature Page to Incremental Joinder Agreement]

Acknowledged and Agreed by:

Guarantors:

Sequential Licensing, Inc.

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

BELLA ROSE, LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

WILLIAM RAST SOURCING, LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

WILLIAM RAST LICENSING, LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

HEELYS, INC.

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

[Signature Page to Incremental Joinder Agreement]

HEELING MANAGEMENT CORP.

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

HEELING HOLDING CORPORATION

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

HEELING SPORTS LIMITED

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

B®AND MATTER, LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

SBG Revo Holdings, LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

SBG FM, LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

[Signature Page to Incremental Joinder Agreement]

SBG UNIVERSE BRANDS, LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

Galaxy Brands LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

The Basketball Marketing Company, Inc.

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

American Sporting Goods Corporation

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

LNT Brands LLC

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

joe’s holdings llc

By: /s/ Gary Klein
Name: Gary Klein

Title: Chief Financial Officer

[Signature Page to Incremental Joinder Agreement]

Acknowledged and Agreed by (solely with respect to Section 16 hereof):

GSO CAPITAL PARTNERS LP

By: /s/ Marisa Beeney
Name: Marisa Beeney

Title: Authorized Signatory

[Signature Page to Incremental Joinder Agreement]